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                                                                 EXHIBIT 10.10

                             STOCK OPTION AGREEMENT


This STOCK OPTION AGREEMENT (the "Agreement") is made as of this ____ day of __________, 19___, between GULFMARK INTERNATIONAL, INC., a Delaware corporation ("GulfMark"), and _______________ (the "Director").

                              W I T N E S S E T H:

         WHEREAS, subject to the approval of the stockholders of GulfMark, GulfMark has adopted the Amended and Restated 1993 Non-Employee Director Stock Option Plan (the "Plan"); and

         WHEREAS, the Director is now a non-employee member of GulfMark's Board of Directors, and GulfMark desires to encourage the Director to remain in GulfMark's service and, as an inducement thereto, has determined to grant to the Director pursuant to the Plan the option provided for herein;

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GulfMark and the Director hereby agree as follows:

         1. Grant. Effective as of _____________, 19___, (the "Date of Grant"), GulfMark hereby grants to the Director pursuant to the terms and conditions of the Plan an option (the "Option") to purchase __________ shares of the common stock of GulfMark, $1.00 par value ("Common Stock"), at a price of $___________ per share (the "Option Price"). The granting of the Option is subject to receipt of approval thereof by GulfMark's stockholders and, subject to the receipt of such approval, the Option shall be exercisable at any time following the first anniversary of the Date of Grant and to the extent not exercised, may be exercised in whole or in part.

         2. Changes in GulfMark's Capital Structure. (a) The existence of the Option shall not affect in any way the right or power of GulfMark or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in GulfMark's capital structure or its business, or any merger or consolidation of GulfMark, or any issue of bonds, debentures, preferred or prior preference stock affecting the Common Stock or the rights thereof, or the dissolution or liquidation of GulfMark, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) The number of shares of Common Stock subject to the Option, the Option Price and the securities issuable upon exercise of the Option shall be subject to adjustment as provided in the Plan.

         3. Exercise of Options. The Option may be exercised from time to time as to the total number of shares that may then be issuable upon the exercise thereof or any portion thereof in the manner and subject to the limitations provided for in the Plan.

         4. Assignment. The Option may not be transferred or assigned in any manner by the





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Director except by will or the laws of descent and distribution, and shall be exercisable during the Director's lifetime only by him.

         5. Requirements of Law. GulfMark shall not be required to sell or issue any shares on the exercise of the Option if the issuance of such shares shall constitute a violation by the Director or GulfMark of any provisions of any law or regulation of any governmental authority. The Option shall be subject to the requirements that, if at any time the Board of Directors of the Company or the Administrative Committee of the Plan (the "Committee") shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. If required at any time by the Board of Directors or the Committee, the Option may not be exercised until the Director has delivered an investment letter to GulfMark. In addition, specifically in connection with the Securities Act of 1933 (as now in effect or hereafter amended), upon exercise of the Option, GulfMark shall not be required to issue the underlying shares unless the Committee has received evidence satisfactory to it to the effect under such Act or unless an opinion of counsel satisfactory to GulfMark has been received by GulfMark to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of the Option are not registered under the Securities Act of 1933, GulfMark may imprint on the certificate for such shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with Securities Act of 1933:

                        The shares of stock represented by this certificate
              have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

         GulfMark may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act. GulfMark shall not be obligated to take any other affirmative action in order to cause the exercise of the Option or the issuance of shares of Common Stock pursuant thereto to comply with any law or regulation of any governmental authority.

         6. Termination. The Option, to the extent it shall not previously have been exercised, shall terminate on the earlier of the following:

              (a) On the last day within the three month period commencing on the date on which the Director ceases to be a member of GulfMark's Board of Directors, for any reason other than retirement meeting the conditions of length of service set forth in subparagraph 6(d) below, or the death or disability of the Director, during which period the Director shall be entitled to exercise the Option in respect of the number of shares that the Director would have been entitled to purchase had the Director




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         exercised the Option on the date on which the Director ceased to be a member of GulfMark's Board of Directors;

              (b) On the last day within the one year period commencing on the date on which the Director ceases to be a member of GulfMark's Board of Directors because of permanent disability, during which period the Director shall be entitled to exercise the Option in respect of the number of shares that the Director would have been entitled to purchase had the Director exercised the Option on the date on which the Director ceased to be a member of GulfMark's Board of Directors because of such disability;

              (c) On the last day of the one year period commencing on the date of the Director's death while serving as a member of GulfMark's Board of Directors, during which period the executor or administrator of the Director's estate or the person or persons to whom the Option shall have been transferred by will or the laws of descent or distribution, shall be entitled to exercise the Option in respect of the number of shares that the Director would have been entitled to purchase had the Director exercised the Option on the date of his death;

              (d) On the last day within the one year period commencing on the date the Director who has completed at least five (5) years of service on the Board of Directors retires from the Board of Directors of GulfMark, during which period the Director, or the executor or administrator of the Director's estate or the person or persons to whom the Option shall have been transferred by will or the laws of descent or distribution in the event of the Director's death within such one year period, as the case may be, shall be entitled to exercise the Option in respect of the number of shares that the Director would have been entitled to purchase had the Director exercised the Option on the date of such retirement; or

              (e)  On _________________, 20___.  [Date ten years from Date of
Grant].

         7. Amendment. This Agreement may not be changed, amended or modified except by an agreement in writing signed on behalf of each of the parties hereto.

         8. No Rights as a Stockholder. The Director shall not have any rights as a stockholder with respect to any shares of Common Stock issuable upon the exercise of the Option until the date of issuance of the stock certificate or certificates representing such shares following his exercise of the Option pursuant to its terms and conditions and payment for such shares. Except as otherwise provided in the Plan, no adjustment shall be made for dividends or other distributions made with respect to the Common Stock the record date for the payment of which is prior to the date of the exercise of the Option with respect to which such certificate or certificates are issued.

         9. Governing Law. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Delaware. Any invalidity of any provision of this Agreement shall not affect the validity of any other provision.





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         10.  Notices.  All notices, demands, requests or other communications hereunder shall be in writing and shall be deemed to have been duly made or given if mailed by registered or certified mail, return receipt requested. Any such notice mailed to GulfMark shall be addressed to its principal executive office at 5 Post Oak Park, Suite 1170, Houston, Texas 77027, and any notice mailed to the Director shall be addressed to the Director's residence address as it appears on the books and records of GulfMark or to such other address as either party may hereafter designate in writing to the other.

         11. Binding Effect. This Agreement shall, except as otherwise provided to the contrary, inure to the benefit of and bind the legal representatives, successors and assigns of the parties hereto.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first above mentioned.

                                        GULFMARK INTERNATIONAL, INC.



                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------




                                        DIRECTOR



                                        By:
                                           ------------------------------------
                                           (Name of Director)




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